UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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RF INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 3, 2020

This Supplement (the “Supplement”) supplements the definitive proxy statement filed on Schedule 14A by RF Industries, Ltd., a Nevada corporation (the “Company”) on July 22, 2020 (the “Proxy Statement”) in connection with the Company’s annual meeting of stockholders to be held on September 3, 2020, 11:00 a.m. local time, at the Company’s offices at 7610 Miramar Road, Suite 6000, San Diego, California, 92126 (the “Annual Meeting”).

At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to approve the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), which is identified in the Proxy Statement as Proposal No. 2. The purpose of this Supplement is to provide updated information about (i) the terms of the 2020 Plan and (ii) the Compensation Committee’s recoupment policy, sometimes called a “claw-back” policy. This supplement should be considered together with the Proxy Statement in casting your vote by proxy or at the Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. To the extent the information herein differs from or updates information contained in the Proxy Statement, the information herein is more current. This Supplement has been made available electronically together with the Proxy Statement and our 2020 Annual Report at the following internet address: https://materials.proxyvote.com/749552.

The Notice of Internet Availability previously sent to our stockholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings (including this Supplement) through the website maintained by the SEC at http://www.sec.gov.

NOTICE REGARDING PROPOSAL NO. 2 - Approval of the RF Industries, Ltd. 2020 Equity Incentive Plan

Proposal No. 2 included in the Proxy Statement requested that the stockholders of the Company approve the 2020 Plan. After the release of the Proxy Statement, the Company amended the 2020 Plan (the “Amended 2020 Plan”) to reduce the number of shares available under the 2020 Plan from 1,500,000 shares to 1,250,000 shares, to revise the Board of Directors’ authority to accelerate vesting of 2020 Plan awards under certain circumstances, and to conform the 2020 Plan’s provisions regarding shares that are withheld to satisfy tax requirements to the description contained in the Proxy Statement. The full text of the Amended 2020 Plan is attached hereto as Appendix A. As a result of the Amended 2020 Plan, this Supplement supplements and updates the disclosures in the Proxy Statement as set forth below:

(1) Section 3(a) of the 2020 Plan has been amended to reduce the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards granted under the 2020 Plan from 1,500,000 shares to 1,250,000 shares, and to reduce the number of shares may be issued pursuant to Incentive Stock Options from 1,500,000 shares to 1,250,000 shares.

(2) The 2020 Plan gave the Board broad discretion to accelerate the time at which an award may first be exercised or the time during which an award will vest, including following a participant’s termination of continuous service. Under the Amended 2020 Plan the Board’s discretion to accelerate vesting has been limited so that the Board can now only accelerate the time at which an award may first be exercised or the time during which an award will vest (i) following a participant’s death or disability, or (ii) in connection with the consummation of a Change in Control or a Corporate Transaction.

(3) The Proxy Statement states that shares of common stock subject to stock awards granted under the 2020 Plan that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award will not return to the 2020 Plan. The 2020 Plan erroneously stated that such shares would be returned to the 2020 Plan. The 2020 Plan has been corrected by the Amended 2020 Plan to provide that shares reacquired or withheld by the Company to satisfy tax requirements or as consideration for the exercise of an option shall not revert to, and shall not become available for issuance under the 2020 Plan.

Other than the changes described in this Supplement, the terms of the Amended 2020 Plan remain the same as those of the 2020 Plan described in the Proxy Statement. At the Annual Meeting, the Company will ask stockholders voting on Proposal No. 2 to approve the Amended 2020 Plan.

Recoupment Policy or Claw-Back Policy

The Compensation Committee of the Board has adopted the RF Industries, Ltd. Clawback Policy that applies to all of our current and former executive officers within the meaning of the Securities Exchange Act of 1934. Under this policy, in the event of a restatement of financial results (other than a voluntary restatement due to a change in applicable accounting rules or interpretations) due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, the Board or Compensation Committee will require reimbursement of any incentive-based compensation in excess of the amount of such incentive based compensation that would have been earned and paid to the executive officer under the restated financial results. “Incentive based compensation” includes (a) cash-based and share-based compensation earned or paid, the earning or vesting of which was based wholly or in part on the attainment of a financial reporting measure affected by the restatement of financial results and (b) any profits realized from the sale of securities of the Company during the recovery period.

The Compensation Committee will have the discretion to determine the manner in which a claw back or recovery of such excess incentive-based compensation will be effected. For example, the recoupment may be effected by requiring reimbursement of cash incentive compensation previously paid, seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards, offsetting the recouped amount from any compensation otherwise owed by the Company to the executive, cancelling outstanding vested or unvested equity awards, or taking any other remedial and recovery action permitted by law.

Proxy Voting

Your vote in important. If you have not already voted, we encourage you to do so in one of the following ways:

•

Stockholders of Record. If you are a stockholder of record, you may vote your shares over the Internet by visiting www.proxyvote.com and following the instructions on the Notice of Internet Availability or proxy card you received. If you received paper copies of the proxy materials by mail, you can also vote by telephone or by mail by following the instructions on the proxy card you received.

•

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you have the right to instruct your broker, bank or other nominee on how to vote your shares at the Annual Meeting. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares. The availability of Internet, telephone or other methods to instruct you how to vote your shares will depend on the voting processes of the broker, bank or other nominee that holds your shares.

If you have already voted, you do not need to take any action unless you wish to change your vote. If you have previously voted “FOR” Proposal No. 2, your vote will be counted “FOR” the approval of the Amended 2020 Plan, unless you change or revoke your vote. Important information regarding how to change or revoke proxies already submitted is available in the Proxy Statement or, if you are a beneficial owner of shares held in street name, in the instructions provided by your broker, bank or other nominee.

Board Recommendation

Our Board of Directors continues to recommend a vote “FOR” the approval of the Amended 2020 Plan as described above and in Proposal No. 2 of the Proxy Statement. We urge you to review the information contained in this Supplement in addition to the Proxy Statement.

APPENDIX A

RF INDUSTRIES, LTD.

2020 EQUITY INCENTIVE PLAN
(Amended)

Adopted by the Board of Directors on March 5, 2020
To be Approved by the Stockholders on September 3, 2020

1.	GENERAL.

(a)     Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)     Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(c)     Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of Awards.

(d)     Successor to the 2010 Stock Incentive Plan. The Plan is intended to be the successor to the Company’s 2010 Stock Incentive Plan, and no additional awards may, or shall be made under the 2010 Stock Incentive Plan. All awards made under the 2010 Stock Incentive Plan shall remain subject to the terms of that plan.

(e)     Definitions. Section 13 sets forth the definitions of certain capitalized terms used in the Plan.

2.	ADMINISTRATION.

(a)     Administration by the Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)     Powers of the Board. The Board shall have the power and authority, subject to, and within the limitations of, the express provisions of the Plan:

  (i)     To determine from time to time: (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Awards shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award;

   (ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration; the Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective;

   (iii)  To settle all controversies regarding the Plan and Awards granted under it;

   (iv)   To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest, following a Participant’s death or disability, or in connection with the consummation of a Change in Control or a Corporate Transaction. Notwithstanding this Section 2(a)(iv), the Board may not accelerate the vesting of any Award other following a Participant’s death or disability, or upon the consummation of a Change in Control or a Corporate Transaction;

   (v)    To amend, suspend or terminate the Plan at any time; provided that amendment, suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant;

   (vi)   To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 under the Exchange Act;

   (vii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant and (B) such Participant consents in writing; notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code;

   (viii) To exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards; and

   (ix)   To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)     Delegation to a Committee.

  (i)     General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. If administration of the Plan is delegated to a Committee, references in the Plan to the Board shall, as applicable, refer to the Committee or subcommittee to the extent consistent with the Board’s delegation of Plan administration to the Committee.

  (ii)     Members of the Committee. Unless otherwise determined by the Board, the Committee shall be comprised of at least two Directors, each of whom shall be an Outside Director. The failure of the Committee to be comprised solely of Outside Directors shall not affect the validity of any action of the Committee (including the grant of any Award) that otherwise complies with the terms of the Plan.

(d)     Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine Fair Market Value pursuant to Section 13(v)(iii).

(e)     Effect of the Board’s Determinations. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)     No Repricing of Stock Awards or Cancellation and Re-Grant of Stock Awards. Except with respect to adjustments that are made in accordance with Section 9, neither the Board nor any Committee shall have the authority to (i) reduce the exercise price of any outstanding Option or SAR or take any other action that would be treated, for accounting purposes, as a “repricing” of any outstanding Stock Award under the Plan or (ii) cancel and re-grant any outstanding Stock Award under the Plan, unless the stockholders of the Company approve such reduction, cancellation, re-grant or other action within twelve months before or after such reduction, cancellation, re-grant or other action.

(g)     Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award (other than an Option or SAR), as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Stock Award Agreement (including, without limitation, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3.	SHARES SUBJECT TO THE PLAN.

(a)     Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards granted under the Plan from and after the Effective Date shall not exceed 1,250,000 shares (the “Share Reserve”), of which up to 1,250,000 shares may be issued pursuant to Incentive Stock Options. To the extent permitted by NASDAQ Listing Rule 5635(c)(3) or other applicable national stock exchange rule, shares of Common Stock may be issued by the Company in connection with a merger or acquisition without reducing the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b)     Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall revert to and again become available for issuance under the Plan. Shares reacquired or withheld by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not revert to and shall not become available for issuance under the Plan.

(c)     Annual Compensation to Non-Employee Directors; Limitation on Annual Stock Awards to Participants.

  (i)     In no event shall the compensation payable by the Company to a Non-Employee Director for services performed as a Non-Employee Director, including, without limitation, the grant date value (determined under U.S. generally accepted accounting principles) of Awards, cash retainers, Committee fees and other compensation, exceed $500,000 in the aggregate during any calendar year, and in no event shall the number of shares of Common Stock subject to Stock Awards (including, without limitation, Options) granted to any Non-Employee Director, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, exceed 100,000 shares during any calendar year.

   (ii)     Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, a maximum of 500,000 shares of Common Stock subject to Stock Awards (including, without limitation, Options) may be granted to any Participant other than a Non-Employee Director during any calendar year.

(d)     Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)     Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin-off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)     Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)     Term. The term of each Option and SAR shall be set by the Board in its sole discretion; provided, however, that the term shall not be more than ten years from the date the Option or SAR is granted or five years from the date an Incentive Stock Option is granted to a Ten Percent Stockholder. The Board shall determine the time period, including the time period following any termination of a Participant's Continuous Service, during which the Participant has the right to exercise a vested Option or SAR, which time period may not extend beyond the expiration date of the Option or SAR term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Board may extend the term of any outstanding Option or SAR, and may extend the time period during which a vested Option or SAR may be exercised, in connection with any termination of the Participant's Continuous Service, and may amend any other term or condition of such Option or SAR relating to such a termination of Continuous Service, provided, however, that such term or time period shall not be extended beyond the date described in the first sentence of this paragraph.

(b)     Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be issued with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is issued pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)     Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

  (i)     By cash, check, bank draft or money order payable to the Company;

  (ii)    Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

  (iii)   By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

  (iv)    If the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; and

  (v)    In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)     Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR and with respect to which the Participant is exercising the SAR on such date over (ii) the strike price that will be determined by the Board at the time of grant of the SAR. The appreciation distribution in respect to a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such SAR.

(e)     Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

  (i)     Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

  (ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

  (iii)   Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)     Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)     Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or except as otherwise extended by the Board, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate except as otherwise determined by the Board. Notwithstanding any provision in the Plan to the contrary, the Board may, in its discretion and subject to whatever terms and conditions it elects, provide in the Award Agreement for continued vesting of an Option or SAR following a termination of Continuous Service.

(h)     Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement or as otherwise determined by the Board. In addition, unless otherwise provided in a Participant’s Award Agreement or as otherwise determined by the Board, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)     Disability of a Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or except as otherwise extended by the Board, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date eighteen months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate except as otherwise determined by the Board.

(j)     Death of a Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or except as otherwise extended by the Board, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen months following the date of death (or such longer or shorter period specified in the Award Agreement) or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate except as otherwise determined by the Board.

(k)     Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or except as otherwise extended by the Board, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the Participant’s Continuous Service terminated, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)     Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

  (i)     Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

  (ii)     Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

  (iii)    Termination of a Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

  (iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)     Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

  (i)     Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

  (ii)     Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

  (iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

  (iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

  (v)     Termination of a Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)     Performance Awards.

  (i)     Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

  (ii)    Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

  (iii)   Discretion. The Board shall have the right to reduce, eliminate or increase the amount that is payable under a Performance Stock Award or Performance Cash Award by taking into account additional factors that the Board may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

(d)     Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)     Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)     Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)     No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)     Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)     Corporate Action Constituting the Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)     Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)     No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)     Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreements.

(f)     Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then-currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)     Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h)     Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i)     Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants shall be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, a Participant may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)     Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall be deemed to incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

(k)     Clawback Provisions. All Awards granted under the Plan shall be subject to recoupment in accordance with the RF Industries, Ltd. Clawback Policy that the Company adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other recoupment policy the Company may adopt pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or as is otherwise required by applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy shall be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under the Plan or any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN THE COMMON STOCK; OTHER CORPORATE EVENTS.

(a)     Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(c)(ii), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)     Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)     Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

  (i)     Arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

  (ii)    Arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

  (iii)   Accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

  (iv)    Arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award; and

  (v)     Make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d)     Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

10.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)     Amendment of the Plan. The Board has the power and authority to amend any provision of the Plan at any time; provided, however, that without the approval of the Company’s stockholders given within twelve months before or after any such Plan amendment, the Board shall not have the right or authority (i) to increase the aggregate number of shares of Common Stock (including upon the exercise of Incentive Stock Options) that may be issued under the Plan pursuant to Section 3(a), provided that an increase that is made pursuant to Section 9(a) in connection with a Capitalization Adjustment shall not require stockholder approval and may be made by the Board, (ii) to amend Section 2(f) relating to the repricing, cancellation and re-grant of Stock Awards, (iii) to amend the Plan in any respect that requires stockholder approval under the rules of The NASDAQ Stock Market LLC (or under the rules of any other national securities exchange on which the Common Stock may subsequently be traded), or (iv) to amend the Plan in any respect that requires stockholder approval under the Code or any other applicable law.

(b)     Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth anniversary of the date that the Plan was adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)     No Impairment of Rights. Unless otherwise provided in the applicable Award Agreement, the amendment, suspension or termination of the Plan shall not impair rights and obligations under any Award that is granted prior to such amendment, suspension or termination, except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF THE PLAN.

The Plan shall become effective on the Effective Date. The Plan shall be submitted for the approval of the Company’s stockholders at the 2020 annual meeting of stockholders. Awards may be granted prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest, the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant to such Awards prior to the date that the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained at the 2020 annual meeting of stockholders, all Awards previously granted under the Plan shall be cancelled and become null and void.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)     “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)     “Award” means a Stock Award or a Performance Cash Award.

(c)     “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, spin-off, split-off, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f)     “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of an act of fraud, embezzlement or dishonesty that has a material adverse impact on the Company or an Affiliate; (ii) the Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony; (iii) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate that has a material adverse impact on such entity; or (iv) the Participant’s intentional misconduct that has a material adverse impact on the Company or an Affiliate. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)     “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

  (i)     Any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities other than by virtue of a merger, consolidation or similar transaction; notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this clause) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then-outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

  (ii)    There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

  (iii)   There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

  (iv)     Individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (i) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (ii) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)     “Committee” means a committee of two or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)     “Common Stock” means the common stock of the Company.

(k)     “Company” means RF Industries, Ltd., a Nevada corporation.

(l)     “Consultant” means any individual, including an advisor, who is engaged by the Company or an Affiliate to render bona fide consulting or advisory services to the Company or an Affiliate, provided that such services are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and that such services do not directly or indirectly promote or maintain a market for the Company’s securities. Service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m)     “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)     “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

  (i)     The consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

  (ii)    The consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

  (iii)   The consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

  (iv)    The consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing or any other provision of the Plan, the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(o)     “Director” means a member of the Board.

(p)     “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(q)     “Effective Date” means the effective date of the Plan, which is the date set forth on the first page of the Plan on which the Board approved and adopted the Plan; provided, however, that the Plan is subject to approval by the Company’s stockholders at the 2020 annual meeting of stockholders.

(r)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)     “Entity” means a corporation, partnership, limited liability company or other entity.

(t)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)     “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities.

(v)     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

  (i)     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable;

  (ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; and

  (iii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(w)     “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)     “Non-Employee Director” means a Director who not an Employee.

(y)     “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb)     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc)     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd)     “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee)     “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)     “Outside Director” means a Director who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under applicable rules of The NASDAQ Stock Market LLC (or under the rules of any other national securities exchange on which the Common Stock may subsequently be traded), including the independence rules of such stock exchange relating to compensation committee members.

(gg)     “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity owns, owned, is the owner of or has acquired ownership of securities, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise and has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)     “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)     “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section (6)(c)(ii).

(jj)     “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholders’ equity; (vi) return on assets, investment or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit, operating profit or net operating profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt levels or debt reduction; (xxiv) commercialization of a product or product line; (xxv) implementation, completion or attainment of objectives relating to the development of one or more new products the achievement of commercial or strategic milestones for such products; (xxvi) acquisition of other companies, businesses or product lines; (xxvii) measures of customer satisfaction or retention; (xxviii) strategic transactions, partnerships or joint ventures; (xxix) investor relations activities; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) measures of workforce diversity or retention; (xxxiii) growth of net income or operating income; and (xxxiv) any other measures of performance selected by the Board.

(kk)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board may, in its sole discretion, make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and/or the award of bonuses under the Company’s bonus plans; (10) to exclude expenses incurred in the acquisition or disposition of businesses; and (11) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the sole discretion to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(ll)     “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm)  “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn)     “Plan” means this RF Industries, Ltd. 2020 Equity Incentive Plan, as it may be amended from time to time.

(oo)     “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp)     “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq)     “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr)     “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss)     “Securities Act” means the Securities Act of 1933, as amended.

(tt)     “Share Reserve” has the meaning set forth in Section 3(a).

(uu)     “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(vv)     “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww)     “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx)     “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(zz)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.